                                                                  Exhibit 3 (iv)

April 25, 2002


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02117

Ladies and Gentlemen:


         I hereby consent to the use of my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for Zenith Survivorship Life 2002, issued through the New England Variable Life Separate Account (File No. 333-89409).



                                                Very truly yours,

                                                /s/ Anne M. Goggin
                                                Anne M. Goggin
                                                General Counsel